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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Southdown, Inc. on Form S-4 of our reports dated January 26, 1998 (March 18, 1998 as to Notes Q and R), appearing in the Annual Report on Form 10-K of Medusa Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Cleveland, Ohio
April 1, 1998